UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018
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The Simply Good Foods Company
(Exact name of registrant as specified in its charter)

DELAWARE	001-38155	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1050 17th Street, Suite 1500
Denver, CO 80265
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 31, 2018, The Simply Good Foods Company (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) in Naples, Florida. The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

Proposal 1. Election of Class I directors to serve until the 2021 annual meeting of stockholders and thereafter until their successors are duly elected and qualified:

Name of Nominee	For	Withheld	Broker Non-Votes
Arvin Kash	53,856,694	363,452	2,716,162
Robert G. Montgomery	53,982,204	239,942	2,716,162
Joseph E. Scalzo	54,123,528	96,618	2,716,162

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year:

For	Against	Abstentions	Broker Non-Votes
56,912,740	6,050	17,518	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SIMPLY GOOD FOODS COMPANY

Date:	February 5, 2018	By:	/s/ Annita M. Menogan
Annita M. Menogan
Vice President, General Counsel and Secretary